Exhibit 99.1

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS
FOURTH QUARTER AND FULL YEAR
FINANCIAL RESULTS FOR 2004

San Antonio, Texas, January 24, 2005 – Kinetic Concepts, Inc. (NYSE: KCI) today reported fourth quarter 2004 net revenue of $273.7 million, an increase of 27% from the fourth quarter of 2003, and full-year 2004 net revenue of $992.6 million, an increase of 30% over the prior year.  Foreign currency exchange movements favorably impacted net revenue for the fourth quarter and the full year 2004 by 3% compared to the corresponding periods of the prior year.

Net earnings for the fourth quarter of 2004 were $34.2 million compared to net earnings of $68.0 million for the same period one year ago.  For the year, net earnings were $96.5 million. Net earnings available to shareholders for the year were $30.9 million, after recognition of $65.6 million of preferred stock dividends in connection with the Company's first quarter initial public offering (“IPO”).  Earnings per diluted share for the fourth quarter of 2004 were $0.47, compared to net earnings per diluted share of $1.03 for the same period in the prior year.  For the year, the Company reported net earnings per diluted share, after preferred dividends, of $0.45, compared to net earnings per diluted share of $0.93 for 2003.

"We are pleased with our revenue growth in 2004 as broader acceptance by physicians and payers helped to bring the benefits of V.A.C. therapy to more patients in need,” said Dennert O. Ware, President and Chief Executive Officer of KCI.  “In addition, during the fourth quarter we commissioned a study to update the V.A.C. market potential in the U.S.,” Ware continued.  “We are pleased to report that the study confirmed our belief that the potential market for V.A.C. in the U.S. is about 40% larger than we initially estimated.  While this should not impact short-term growth, we believe that the overall market potential is higher than we had previously thought.”

Non-GAAP Financial Information (1)

On February 27, 2004, KCI completed an IPO and on June 16, 2004, KCI completed a follow-on secondary stock offering. These transactions had the effect of reducing net earnings for 2004 by $21.8 million.  During 2003, KCI completed a leveraged recapitalization, which resulted in recapitalization expenses totaling $86.4 million on a pretax basis and $54.0 million, or $0.84 per diluted share, net of income taxes.  In the fourth quarter of 2003, the Company recorded a pre-tax gain of $75.0 million, or $46.9 million net of income taxes, from an anti-trust litigation settlement.  Excluding expenses associated with the stock offerings and debt prepayments, net earnings for 2004 were $118.3 million, up 54% from $76.8 million for the same comparable period a year ago.  Earnings per diluted share, excluding expenses and dividends associated with the stock offerings and debt prepayments, were $1.67 for 2004, compared to $1.04 on a comparable basis for the same period in 2003, a 61% improvement.  Earnings per diluted share of $0.47 for the fourth quarter of 2004, increased 47% compared to $0.32 for the fourth quarter of 2003, excluding the anti-trust litigation settlement gain and recapitalization in 2003.

Revenue Recap – Fourth Quarter 2004

Domestic revenue for the fourth quarter of 2004 was $201.7 million, an increase of 24% from the prior-year period due to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $72.0 million increased 36% compared to the prior-year period.  Foreign currency exchange movements favorably impacted international revenue by 13%, during the fourth quarter.

Worldwide V.A.C. revenue was $198.7 million for the fourth quarter of 2004, an increase of 39% from the prior-year period.  Foreign currency exchange movements favorably impacted worldwide V.A.C. revenue by 3%, compared to the fourth quarter of the prior year.  The growth in V.A.C. revenue stems from volume increases driven by our continued focus on marketing and selling efforts, which are raising customer awareness.

Worldwide surfaces revenue was $75.0 million for the fourth quarter of 2004, an increase of 2% from the prior-year period.  Favorable currency exchange rate movements accounted for all of the fourth quarter 2004 surface revenue increase.

Revenue Recap - Year Ended 2004

Domestic revenue for 2004 was $744.3 million, a 28% increase from 2003 due directly to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $248.3 million increased 35% compared to 2003.  Foreign currency exchange movements favorably impacted international revenue by 12% during 2004.

Worldwide V.A.C. revenue was $699.0 million for 2004, an increase of 45% from the prior year due primarily to increased rental and sales volumes.  Foreign currency exchange movements favorably impacted 2004 worldwide V.A.C. revenue by 3%.

Worldwide surfaces revenue was $293.6 million for 2004, an increase of 4% from the prior year due to growth in international markets.  For the year, foreign currency exchange movements accounted for approximately 3% of the worldwide surfaces revenue increase.  Higher bariatric surfaces revenue for 2004, which was partially offset by lower wound care surfaces sales, accounted for the remainder of the surfaces revenue increase.

Income Tax Rate

The effective income tax rates for the fourth quarter and full-year 2004 were 34.6% and 35.5% respectively, compared to 37.5% for each of the same periods in 2003.  The income tax rate reduction is primarily attributable to a higher portion of taxable income being generated in lower tax jurisdictions.

Outlook

The following guidance is based on current information and expectations as of January 24, 2005.

As previously announced, KCI presently projects full year 2005 revenue of $1.20 – $1.25 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies.  Earnings per diluted share for 2005 are currently projected to be $2.10 - $2.20 per share, based upon a weighted average diluted share count estimate of 73.0 – 73.5 million shares.  It is the Company’s practice to provide guidance on a full-year basis, however, it is important to note that we typically experience a seasonal fluctuation in sequential growth from the fourth quarter of each year to the first quarter of the following year.  Also, the Company essentially completed its planned sales force expansion, including territory realignments, by the end of the fourth quarter of 2004.  With the influence of these factors, the Company expects that the first quarter 2005 revenue will approximate, or be slightly higher than, fourth quarter 2004.

	2004	2004	2005	%
(in millions, except EPS)	Actual	(Non GAAP) (1)	Forecast	Increase
Revenue	$ 993	$ 993	$1,200 - $1,250	21% - 26%
Net Earnings	$ 96	$ 118	$ 154 - $ 162	31% - 37%
Diluted EPS	$0.45	$1.67	$ 2.10 - $ 2.20	26% - 32%
Diluted Shares	67.9	70.9	73.0 - 73.5	3% - 4%

Earnings Release Conference Call

As previously announced, the Company has scheduled an earnings release conference call for 5:00 p.m. eastern standard time today, Monday, January 24, 2005.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	800-706-7748
International Dial-in Number:	+617-614-3473
Participant Code:	50516246

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q4 2004 Kinetic Concepts Earnings Call.  The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until January 23, 2006.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a business outlook update will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

(1) Throughout this press release, we have presented income statement items on a non-GAAP basis to exclude the impact of income and expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the 2004 stock offerings and debt prepayments, the 2003 anti-trust litigation settlement gain and the 2003 leveraged recapitalization.  These non-GAAP financial measures do not replace the presentation of our GAAP financial results.  We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented.  Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion.  A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is included herein.  See the attached Reconciliations of Condensed Consolidated Statement of Earnings.

About KCI

Kinetic Concepts Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces.  We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications.  Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with difficult-to-treat wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia.  We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings growth objectives and potential market.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions. All information set forth in this release and its attachments is as of January 24, 2005.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which will be filed with the SEC in the first quarter of 2005.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,			Year ended December 31,
			%			%
	2004	2003	Change	2004	2003	Change
Revenue:
Rental	$ 196,659	$161,346	21.9%	$ 726,783	$ 582,801	24.7%
Sales	76,996	54,568	41.1	265,853	181,035	46.9
	_______	_______		_______	_______
Total revenue	273,655	215,914	26.7%	992,636	763,836	30.0%

Rental expenses	127,244	96,267	32.2	457,294	356,075	28.4
Cost of goods sold	18,636	17,708	5.2	70,780	64,118	10.4
	_______	_______		_______	_______
Gross profit	127,775	101,939	25.3%	464,562	343,643	35.2%

Selling, general and administrative expenses	62,934	52,137	20.7	223,452	170,614	31.0
Research and development expenses	9,461	7,425	27.4	31,312	23,044	35.9
Initial public offering expenses	-	-	-	19,836	-	-
Secondary offering expenses	-	-	-	2,219	-	-
Recapitalization expenses	-	130	-	-	70,085	-
Litigation settlement	-	(75,000)	-	-	(75,000)	-
	_______	_______		_______	_______
Operating earnings	55,380	117,247	(52.8) %	187,743	154,900	21.2%

Interest income	390	132	195.5	1,133	1,065	6.4
Interest expense	(7,175)	(10,536)	31.9	(44,635)	(52,098)	14.3
Foreign currency gain	3,652	1,883	93.9	5,353	7,566	(29.2)
	_______	_______		_______	_______
Earnings before income taxes	52,247	108,726	(51.9) %	149,594	111,433	34.2%
Income taxes	18,061	40,772	(55.7)	53,106	41,787	27.1
	_______	_______		_______	_______
Net earnings	$ 34,186	$ 67,954	(49.7) %	$ 96,488	$ 69,646	38.5%
Series A convertible preferred stock dividends	-	(6,069)	-	(65,604)	(9,496)	-
	_______	_______		_______	_______
Net earnings available to
common shareholders	$ 34,186	$ 61,885	(44.8) %	$ 30,884	$ 60,150	(48.7) %
	_______	_______		_______	_______
Net earnings per share available
to common shareholders:
Basic	$ 0.50	$ 1.50	(66.7) %	$ 0.49	$ 1.03	(52.4) %
	_______	_______		_______	_______
Diluted (1)	$ 0.47	$ 1.03	(54.4) %	$ 0.45	$ 0.93	(51.6) %
	_______	_______		_______	_______
Weighted average shares outstanding:
Basic	68,104	41,203		62,599	58,599
	_______	_______		_______	_______
Diluted (1)	72,560	65,842		67,918	64,493
	_______	_______		_______	_______

(1) Due to their antidilutive effect, 2,990 and 7,522 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the years ended December 31, 2004 and 2003, respectively.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statements of Earnings (1)
For the Three Months ended December 31,
(in thousands, except per share data)
(unaudited)

		2003
				Excluding
			Anti-trust	Anti-trust
			Settlement and	Settlement and
	2004		Recapitalization	Recapitalization	%
	GAAP	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 196,659	$ 161,346	$ -	$ 161,346	21.9%
Sales	76,996	54,568	-	54,568	41.1
	_______	_______	_______	_______
Total revenue	273,655	215,914	-	215,914	26.7%

Rental expenses	127,244	96,267	-	96,267	32.2
Cost of goods sold	18,636	17,708	-	17,708	5.2
	_______	_______	_______	_______
Gross profit	127,775	101,939	-	101,939	25.3%

Selling, general and administrative expenses	62,934	52,137	-	52,137	20.7
Research and development expenses	9,461	7,425	-	7,425	27.4
Recapitalization expenses	-	130	(130)	-	-
Litigation settlement	-	(75,000)	75,000	-	-
	_______	_______	_______	_______
Operating earnings	55,380	117,247	(74,870)	42,377	30.7%

Interest income	390	132	-	132	195.5
Interest expense	(7,175)	(10,536)	-	(10,536)	31.9
Foreign currency gain	3,652	1,883	-	1,883	93.9
	_______	_______	_______	_______
Earnings before income taxes	52,247	108,726	(74,870)	33,856	54.3%
Income taxes	18,061	40,772	(28,076)	12,696	42.3
	_______	_______	_______	_______
Net earnings	$ 34,186	$ 67,954	$ (46,794)	$ 21,160	61.6%

Series A convertible preferred stock dividends	-	(6,069)	-	(6,069)	-
	_______	_______	_______	_______
Net earnings available to
common shareholders	$ 34,186	$ 61,885	$ (46,794)	$ 15,091	126.5%
	_______	_______	_______	_______
Net earnings per share available
to common shareholders:
Basic	$ 0.50	$ 1.50		$ 0.37	35.1%
	_______	_______		_______
Diluted	$ 0.47	$ 1.03		$ 0.32	46.9%
	_______	_______		_______
Weighted average shares outstanding:
Basic	68,104	41,203		41,203
	_______	_______		_______
Diluted	72,560	65,842		65,842
	_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote 1 on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2004 GAAP results and the 2003 (non-GAAP) results, excluding anti-trust settlement and recapitalization.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statements of Earnings (1)
For the Year ended December 31,
(in thousands, except per share data)
(unaudited)

	2004			2003
			Excluding
		Costs and	Costs and
		Expenses	Expenses
		Related to	Related to			Excluding
		Offerings	Offerings		Anti-trust	Anti-trust
		and Debt	and Debt		Settlement and	Settlement and
		Prepayments	Prepayments		Recapitalization	Recapitalization	%
	GAAP	(non-GAAP)	(non-GAAP)	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 726,783	$ -	$ 726,783	$ 582,801	$ -	$ 582,801	24.7%
Sales	265,853	-	265,853	181,035	-	181,035	46.9
	_______	_______	_______	_______	_______	_______
Total revenue	992,636	-	992,636	763,836	-	763,836	30.0%

Rental expenses	457,294	-	457,294	356,075	-	356,075	28.4
Cost of goods sold	70,780	-	70,780	64,118	-	64,118	10.4
	_______	_______	_______	_______	_______	_______
Gross profit	464,562	-	464,562	343,643	-	343,643	35.2%

Selling, general and
administrative expenses	223,452	-	223,452	170,614	-	170,614	31.0
Research and development
expenses	31,312	-	31,312	23,044	-	23,044	35.9
Initial public offering expenses	19,836	(19,836)	-	-	-	-	-
Secondary offering expenses	2,219	(2,219)	-	-	-	-	-
Recapitalization expenses	-	-	-	70,085	(70,085)	-	-
Litigation settlement	-	-	-	(75,000)	75,000	-	-
	_______	_______	_______	_______	_______	_______
Operating earnings	187,743	22,055	209,798	154,900	(4,915)	149,985	39.9%

Interest income	1,133	-	1,133	1,065	-	1,065	6.4
Interest expense	(44,635)	11,689	(32,946)	(52,098)	16,302	(35,796)	8.0
Foreign currency gain	5,353	-	5,353	7,566	-	7,566	(29.2)
	_______	_______	_______	_______	_______	_______
Earnings before income
taxes	149,594	33,744	183,338	111,433	11,387	122,820	49.3%
Income taxes	53,106	11,979	65,085	41,787	4,270	46,057	41.3
	_______	_______	_______	_______	_______	_______
Net earnings	$ 96,488	$ 21,765	$ 118,253	$ 69,646	$ 7,117	$ 76,763	54.0%
Series A convertible preferred
stock dividends	(65,604)	65,604	-	(9,496)	-	(9,496)	-
	_______	_______	_______	_______	_______	_______
Net earnings available
to common shareholders	$ 30,884	$ 87,369	$ 118,253	$ 60,150	$ 7,117	$ 67,267	75.8%
	_______	_______	_______	_______	_______	_______
Net earnings per
share available to
common shareholders:
Basic	$ 0.49		$ 1.89	$ 1.03		$ 1.15	64.3%
	_______		_______	_______		_______
Diluted (3)	$ 0.45		$ 1.67	$ 0.93		$ 1.04	60.6%
	_______		_______	_______		_______
Weighted average
shares outstanding:
Basic	62,599		62,599	58,599		58,599
	_______		_______	_______		_______
Diluted (3)	67,918		70,908	64,493		64,493
	_______		_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote 1 on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2004 (non-GAAP) results, excluding costs and expenses related to offerings and debt prepayments, and the 2003 (non-GAAP) results, excluding anti-trust settlement and recapitalization.
(3) For the year ended December 31, 2004, 2,990 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the GAAP results, due to their antidilutive effect. In addition, due to their antidilutive effect, 7,522 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation, for the GAAP results and for the Excluding Anti-trust Settlement and Recapitalization results for the year ended December 31, 2003.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2004	2003

Assets:
Current assets:
Cash and cash equivalents	$ 124,366	$ 156,064
Accounts receivable, net	252,822	199,938
Inventories, net	35,590	32,253
Deferred income taxes	24,836	22,749
Prepaid expenses and other current assets	13,296	11,811
	_______	_______
Total current assets	450,910	422,815
	_______	_______

Net property, plant and equipment	183,075	145,208
Loan and preferred stock issuance costs, less accumulated
amortization of $8,317 in 2004 and $906 in 2003	11,937	19,779
Deferred income taxes	7,913	2,227
Goodwill	49,369	48,797
Other assets, less accumulated amortization of $8,748
in 2004 and $8,190 in 2003	29,261	28,497
	_______	_______
	$ 732,465	$ 667,323
	_______	_______
Liabilities and Shareholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$ 43,246	$ 34,386
Accrued expenses and other	150,116	115,054
Current installments of long-term debt	2,803	4,800
Current installments of capital lease obligations	201	1,576
Income taxes payable	20,821	39,403
	_______	_______
Total current liabilities	217,187	195,219
	_______	_______

Long-term debt, net of current installments	442,943	678,100
Capital lease obligations, net of current installments	239	1,351
Deferred income taxes	13,170	28,793
Deferred gain, sale of headquarters facility	8,112	9,183
Other noncurrent liabilities	13	212
	_______	_______
	681,664	912,858
Series A convertible preferred stock issued and
outstanding 0 at 2004 and 264 at 2003	-	261,719

Shareholders' equity (deficit):
Common stock; authorized 225,000 at 2004 and
150,000 at 2003; issued and outstanding 68,694
at 2004 and 41,270 at 2003	69	41
Preferred stock; authorized 50,000 in 2004 and 0
in 2003; issued and outstanding 0 in 2004 and 2003	-	-
Additional paid-in capital	517,354	1,157
Deferred compensation	(1,906)	185
Retained deficit	(488,071)	(518,955)
Accumulated other comprehensive income	23,355	10,318
	_______	_______
Shareholders' equity (deficit)	50,801	(507,254)
	_______	_______
	$ 732,465	$ 667,323
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year ended December 31,
	2004	2003
Cash flows from operating activities:
Net earnings	$ 96,488	$ 69,646
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	60,901	46,893
Provision for uncollectible accounts receivable	12,346	6,702
Amortization of deferred gain on sale of headquarters facility	(1,070)	(841)
Write-off of deferred loan issuance costs	5,504	5,233
Non-cash amortization of stock award to directors	442	185
Tax benefit related to exercise of stock options	69,257	-
Non-cash accrual of recapitalization expenses	-	7,131
Change in assets and liabilities:
Increase in accounts receivable, net	(63,649)	(53,597)
Decrease in other accounts receivable	-	175,000
Decrease (increase) in inventories	(2,874)	5,723
Decrease (increase) in current deferred income taxes, net	(2,087)	(78,636)
Decrease (increase) in prepaid expenses and other current assets	170	(2,046)
Increase in accounts payable	9,090	23,251
Increase in accrued expenses	44,664	44,289
Increase (decrease) in income taxes payable	(18,582)	24,788
Increase (decrease) in deferred income taxes, net	(22,728)	6,485
	_______	_______
Net cash provided by operating activities	187,872	280,206
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(93,230)	(76,276)
Decrease (increase) in inventory to be converted into equipment for short-term rental	(100)	2,100
Dispositions of property, plant and equipment	1,982	3,575
Business acquisitions, net of cash acquired	(1,247)	(2,224)
Increase in other assets	(2,573)	(328)
	_______	_______
Net cash used by investing activities	(95,168)	(73,153)
	_______	_______
Cash flows from financing activities:
Repayment of notes payable, long term, capital lease and other obligations	(237,536)	(114,649)
Proceeds from exercise of stock options	15,352	1,725
Proceeds from purchase of stock in ESPP	1,815	-
Initial public offering of common stock:
Proceeds from issuance of common stock	105,000	-
Stock issuance costs	(10,604)	-
Recapitalization:
Payoff of long-term debt and bonds	-	(408,226)
Proceeds from issuance of new debt and bonds	-	685,000
Proceeds from issuance of Series A convertible preferred stock, net	-	258,017
Purchase of common stock	-	(509,597)
Debt and preferred stock issuance costs	-	(20,729)
	_______	_______
Net cash used by financing activities	(125,973)	(108,459)
	_______	_______
Effect of exchange rate changes on cash and cash equivalents	1,571	2,985
	_______	_______
Net increase (decrease) in cash and cash equivalents	(31,698)	101,579
Cash and cash equivalents, beginning of period	156,064	54,485
	_______	_______
Cash and cash equivalents, end of period	$ 124,366	$ 156,064
	_______	_______
Non-cash activity:
Non-cash consideration for exercise of stock options	$ 6,480	$ 334

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(in thousands)
(unaudited)

	Three months ended December 31,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 114,326	$ 88,861	$ 25,465	28.7%
Sales	41,912	28,342	13,570	47.9
	_______	_______	______
Total V.A.C.	156,238	117,203	39,035	33.3

Therapeutic surfaces/other
Rental	37,782	37,928	(146)	(0.4)
Sales	7,650	7,851	(201)	(2.6)
	_______	_______	______
Total therapeutic surfaces/other	45,432	45,779	(347)	(0.8)

Total USA rental	152,108	126,789	25,319	20.0
Total USA sales	49,562	36,193	13,369	36.9
	_______	_______	______
Subtotal – USA	$ 201,670	$ 162,982	$ 38,688	23.7%
	_______	_______	______
International
V.A.C.
Rental	$ 21,159	$ 12,584	$ 8,575	68.1%
Sales	21,304	12,734	8,570	67.3
	_______	_______	______
Total V.A.C.	42,463	25,318	17,145	67.7

Therapeutic surfaces/other
Rental	23,392	21,973	1,419	6.5
Sales	6,130	5,641	489	8.7
	_______	_______	______
Total therapeutic surfaces/other	29,522	27,614	1,908	6.9

Total International rental	44,551	34,557	9,994	28.9
Total International sales	27,434	18,375	9,059	49.3
	_______	_______	______
Subtotal – International	$ 71,985	$ 52,932	$ 19,053	36.0%
	_______	_______	______
Total revenue	$ 273,655	$ 215,914	$ 57,741	26.7%
	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(in thousands)
(unaudited)

	Year ended December 31,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 417,008	$ 311,662	$ 105,346	33.8%
Sales	145,627	88,192	57,435	65.1
	_______	_______	______
Total V.A.C.	562,635	399,854	162,781	40.7

Therapeutic surfaces/other
Rental	152,219	149,460	2,759	1.8
Sales	29,450	30,568	(1,118)	(3.7)
	_______	_______	______
Total therapeutic surfaces/other	181,669	180,028	1,641	0.9

Total USA rental	569,227	461,122	108,105	23.4
Total USA sales	175,077	118,760	56,317	47.4
	_______	_______	______
Subtotal – USA	$ 744,304	$ 579,882	$ 164,422	28.4%
	_______	_______	______
International
V.A.C.
Rental	$ 68,503	$ 41,331	$ 27,172	65.7%
Sales	67,875	40,615	27,260	67.1
	_______	_______	______
Total V.A.C.	136,378	81,946	54,432	66.4

Therapeutic surfaces/other
Rental	89,053	80,348	8,705	10.8
Sales	22,901	21,660	1,241	5.7
	_______	_______	______
Total therapeutic surfaces/other	111,954	102,008	9,946	9.8

Total International rental	157,556	121,679	35,877	29.5
Total International sales	90,776	62,275	28,501	45.8
	_______	_______	______
Subtotal - International	$ 248,332	$ 183,954	$ 64,378	35.0%
	_______	_______	______
Total revenue	$ 992,636	$ 763,836	$ 228,800	30.0%
	_______	_______	_______